                             VOTING TRUST AGREEMENT
                             ----------------------

     THIS AGREEMENT made the 22 day of July, 2005.

AMONG:

          GORD COOPER, of the Province of Ontario

          (hereinafter called "PROXYHOLDER")

                                                               OF THE FIRST PART

          - and -

          JOHN ESPLEN, of the Province of Ontario

                                                              OF THE SECOND PART

          - and -

          MYRTLE COOPER, of the Province of Ontario

                                                               OF THE THIRD PART

          - and -

          JENNIFER COOPER, of the Province of Ontario

                                                              OF THE FOURTH PART

          - and -

          CHRIS DEANGELIS, of the Province of Ontario

                                                               OF THE FIFTH PART

     WHEREAS the parties hereto other than the Proxyholder (collectively, the
"REGISTERED HOLDERS" and individually each a "REGISTERED HOLDER") are the registered holders of 2,252,997 common shares (the "REGISTERED HOLDERS' SHARES")
in the capital of Grandview Gold Inc. ("GGI"). Details of the Registered Holders
Shares are contained in SCHEDULE "A" attached hereto;

     AND WHEREAS the Registered Holders pursuant to the terms and conditions of this Agreement wish to provide to the Proxyholder duly completed Powers of
Attorney to vote according to the terms and conditions of this Voting Trust
Agreement;

     AND WHEREAS the Registered Holders pursuant to the terms and conditions of this Agreement wish to provide the Proxyholder with beneficial interest in the
Registered Holders Shares.

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration mutually given and received, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

1. VOTING TRUST: Contemporaneously with the signing of this Agreement, each of the Registered Holders hereby agree to deposit with the Proxyholder Powers of
Attorney substantially in the form attached hereto as SCHEDULE "B", providing to the Proxyholder the unrestricted right to vote the Registered Holders' Shares held by the Registered Holders.

2. REPRESENTATIONS AND WARRANTIES OF THE REGISTERED HOLDERS: Each of the
Registered Holders hereby represent and warrant as follows and hereby acknowledge and agree that the Proxyholder is relying on such representations and warranties in connection with the entering into by the Proxyholder of this
Agreement:

(a) each of the Registered Holders has good and sufficient power, authority and right to enter into and deliver this Agreement and the execution by each such
Registered Holder of this Agreement does not constitute a violation of applicable law or a violation of any contract or other instrument to which such
Registered Holder is a party; and

(b) each Registered Holder owns the respective the Registered Holders' Shares free and clear of any and all claims, liens, security interests and encumbrances whatsoever and no person has any agreement or option or right capable of becoming an agreement for the purchase of any of the Registered Holders' Shares, subject only to the terms of this Agreement.

3. COVENANTS OF THE REGISTERED HOLDERS: Each of the Registered Holders hereby covenants and agrees that during the term of this Agreement:

(a) no Registered Holder shall sell, transfer, assign, pledge, mortgage, charge, create a security interest in, hypothecate, enter into any agreement or option to or otherwise dispose of, encumber or deal with any of the Registered Holders'
Shares held by any such Registered Holder other than as provided for in paragraph 6 hereof.

4. CORPORATE REORGANIZATION: If at any time during the currency of this
Agreement, as a result of a subdivision, consolidation, redivision, amalgamation, reclassification or other alteration of the share capital of GGI, the Registered Holders' Shares subject to the Power of Attorney provided to the
Proxyholder hereunder shall be amended to provide for such event, and the
Proxyholder shall be entitled to vote such shares in accordance with the provisions of this Agreement.

5. ACQUISITION OF ADDITIONAL SECURITIES: For greater certainty, forthwith upon the receipt by any Registered Holders of any additional securities of GGI at any time and from time to time during the term of this Agreement by way of dividend in connection with the Registered Holders' Shares, or upon a reorganization of
GGI as contemplated in paragraph 4 hereof, such

additional securities shall forthwith become subject to the provisions of this
Agreement, and the Proxyholder shall vote such securities in accordance herewith.

6. NO TRANSFER OF SHARES BY REGISTERED HOLDERS: Notwithstanding any provisions of this Agreement to the contrary, each Registered Holder acknowledges that the
Registered Holders' Shares may not be transferred, except upon prior written approval of the Proxyholder.

7. TERM OF AGREEMENT: The term of this Agreement shall commence on the date first written above and shall terminate and be of no further force and effect on the day which all of the Registered Holders' Shares have been sold or such earlier date as determined by the Proxyholder in his sole discretion.

8. ENUREMENT: The terms and provisions of this Agreement shall be binding upon and shall enure to the benefit of the Proxyholder, the Registered Holders and their respective heirs, executors, successors, assigns and legal representatives.

9. FURTHER ASSURANCES: The parties hereto covenant and agree to sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement at every part hereof.

10. NOTICES: Any notice or other communication which may be or is required to be given or made pursuant to this Agreement may be given in writing by personal delivery, by registered mail, postage prepaid addressed as follows:

(a)  to the Proxyholder at:

          Gordon Cooper
          400 Brunel Road
          Mississauga, Ontario L4C 2Z2

(b)  to the Registered Holders at the address contained in SCHEDULE "A".

or at such other address as may be given by any of them to the other in writing from time to time. Any notice or other communication given by mail as aforesaid shall be deemed to have been received on the fourth (4th) day following the date of mailing such notice or other communication. If a notice or other communication shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such notice as aforesaid, such notice shall, unless earlier actually received, be deemed to have been received on the fourth (4th) day following the resumption of normal mail service.

11. ENTIRE AGREEMENT: This Agreement shall constitute the entire Agreement between the parties hereto with respect to all of the matters herein contained.

12. NO AMENDMENTS: This Agreement shall not be amended except by a memorandum in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement this 22 day of July, 2005.

SIGNED, SEALED AND DELIVERED    )
  in the presence of:           )
                                )
                                )
/s/ ILLEGIBLE                   )                /s/ GORDON COOPER
------------------------------- )                -------------------------------
Witness                         )                GORDON COOPER
                                )
                                )
                                )
/s/ ILLEGIBLE                   )                /s/ JOHN ESPLEN
------------------------------- )                -------------------------------
Witness                         )                JOHN ESPLEN
                                )
                                )
                                )
/s/ ILLEGIBLE                   )                /s/ MYRTLE COOPER
------------------------------- )                -------------------------------
Witness                         )                MYRTLE COOPER
                                )
                                )
                                )
/s/ ILLEGIBLE                   )                /s/ JENNIFER COOPER
------------------------------- )                -------------------------------
Witness                         )                JENNIFER COOPER
                                )
                                )
                                )
                                )
------------------------------- )                -------------------------------
Witness                         )                CHRIS DEANGELIS

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement this 22 day of July, 2005.

SIGNED, SEALED AND DELIVERED    )
  in the presence of:           )
                                )
                                )
                                )
------------------------------- )                -------------------------------
Witness                         )                GORDON COOPER
                                )
                                )
                                )
                                )
------------------------------- )                -------------------------------
Witness                         )                JOHN ESPLEN
                                )
                                )
                                )
                                )
------------------------------- )                -------------------------------
Witness                         )                MYRTLE COOPER
                                )
                                )
                                )
                                )
------------------------------- )                -------------------------------
Witness                         )                JENNIFER COOPER
                                )
                                )
                                )
/s/ LISA DEANGELIS              )                /s/ CHRIS DEANGELIS
------------------------------- )                -------------------------------
Witness                         )                CHRIS DEANGELIS

                                  SCHEDULE "A"
                                  ------------

                           REGISTERED HOLDERS' SHARES

--------------------------------------------------------------------------------
NAME                         NUMBER OF VOTES          ADDRESS
--------------------------------------------------------------------------------
John Esplen                  475,200
--------------------------------------------------------------------------------
Myrtle Cooper                325,000
--------------------------------------------------------------------------------
Jennifer Cooper              434,665
--------------------------------------------------------------------------------
Chris DeAngelis              575,335
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL:                       1,810,200
--------------------------------------------------------------------------------